March 16,1996

Mr. Timothy W. Wallace


Dear Tim:

I am pleased to offer employment to you as Executive Vice President of XL Connect, Inc. an enterprise to be created through the merger of The Future Now's Professional Services Organization (PSO) and Intellicom, Inc. You will report to the Chief Executive Officer, effective immediately.

XL Connect's mission is to offer its customers a distinct competitive advantage in the communications-computer convergence industry. Our goal is for this organization to capitalize on the established customer base and to enhance and expand its current professional services offerings which include applications services, enterprise consulting, internetworking, technology & deployment services, and distributed computing.

As an exempt, full time employee, your starting salary will be at the rate of $7692.30 bi-weekly, effective January 1, 1996. Additionally, you will have the opportunity to earn up to an additional $125,000 per year based upon specific criteria to be mutually agreed upon. This bonus amount will be paid semi-annually if you achieve the plan set forth by the CEO of XL Connect. In addition, you will be eligible to participate in Intelligent Electronics' optional life insurance program.

Your compensation package will include our current standard benefit program, subject to eligibility requirements, any limitations as described in the plan description booklets, your payment of required premiums, and the plan being offered to all employees. Our benefit program currently includes medical, dental, vision, life and accidental death and dismemberment insurance; short and long term disability insurance; 401(k) program; paid holiday, vacation, personal, and sick leave; tuition reimbursement; and employee purchase discounts. These benefits are subject to review, modification, or deletion at the discretion of the Company.

In order to allow you to participate in the long term growth of the Company and to further compensate you for the contribution to that growth, I will recommend that the stock option committee of the board grant you options for the purchase of 300,000 shares at a price of 85% of the IPO price of the newly formed company. These options will vest over four years (25% per year), the only restriction being that you may not sell for two years from the IPO.

Your acceptance of this offer is contingent upon your eligibility for lawful employment in the United States and your timely presentation of valid documentation to that effect. Your documentation must be present by the third day of employment. Upon employment you will be required to sign several agreements including, but not limited to, Confidentiality, Code of Ethics, and Insider Trading Information. As a condition of employment, Intelligent Electronics requires your signature on these agreements within seven
(7) days.

Intelligent Electronics conducts drug screening tests and criminal history background checks. Only candidates who test negative for drugs and successfully pass the criminal history check are eligible for employment.

This letter does not constitute a guarantee of employment or benefits for any definite period, and you may terminate your employment at any time, with or without cause, and without any previous notice. We retain the same right to do so. However, if you are involuntarily terminated without cause within the first 12 months of employment, Intelligent Electronics agrees to pay an amount equal to your base salary, payable on a bi-weekly basis, and subject to appropriate wage and tax regulations. In addition, IE agrees to allow you to exercise your stock options in the newly formed company for a period of two years from the date of this letter.

The Company agrees that you have until September 1, 1996 to execute your relocation to the Exton, PA office.

I sincerely hope that you will accept this employment offer to participate in this dynamic opportunity. If you should have any questions regarding the nature of this offer, please contact W. Evelyn Walker at (610)458-6526.

Tim, please confirm your acceptance of this employment offer by signing where indicated below.


Sincerely,


/s/ Richard Ellenberger
- ------------------------
Richard Ellenberger                               Agreed: /s/ Timothy Wallace
                                                         -----------------------

Dated: 3/15/96

February 1,1996

Mr. Jack Chidester
1311 Shadow Oak Drive
Malvern, PA 19355

Dear Jack:

I am pleased to offer employment to you as Executive Vice President of XL Connect, Inc. an enterprise to be created through the merger of The Future Now's Professional Services Organization (PSO) and Intellicom, Inc. You will report to the Chief Executive Officer of ISI. Your first day of employment will be March 4, 1996.

XL Connect's mission is to offer its customers a distinct competitive advantage in the communications-computer convergence industry. Our goal is for this organization to capitalize on the established customer base and to enhance and expand its current professional services offerings which include applications services, enterprise consulting, internetworking, technology & deployment services, and distributed computing.

As an exempt, full-time employee, your starting salary will be at the rate of $7692.30 bi-weekly. Additionally, you will have the opportunity to earn up to an additional $125,000 per year based upon specific criteria to be mutually agreed upon. This bonus amount will be paid semi-annually if you achieve the plan set forth by the CEO of XL Connect. In addition, you will be eligible to participate in Intelligent Electronics' optional life insurance program.

Your compensation package will include our current standard benefit program, subject to eligibility requirements, any limitations as described in the plan description booklets, your payment of required premiums, and the plan being offered to all employees. Our benefit program currently includes medical, dental, vision, life and accidental death and dismemberment insurance; short and long term disability insurance; 401(k) program; paid holiday, vacation, personal, and sick leave; tuition reimbursement; and employee purchase discounts. These benefits are subject to review, modification, or deletion at the discretion of the Company.

It is our intent to cause Intellicom to become a separate public company as soon as practicable within one year, conditions permitting and at the sole discretion of Intelligent Electronics.

In order to allow you to participate in the long term growth of the Company and to further compensate you for the contribution to that growth, I will recommend that the stock option committee of the board grant you options for the purchase of 250,000 shares at a price of 85% of the IPO price of the newly formed company. These options will vest over four years (25% per year), the only restriction being that you may not sell for two years from the IPO.

Your acceptance of this offer is contingent upon your eligibility for lawful employment in the United States and your timely presentation of valid documentation to that effect. Your documentation must be presented by the third day of employment. Upon employment you will be required to sign several agreements including, but not limited to, Confidentiality, Code of Ethics, and Insider Trading Information.

Intelligent Electronics conducts drug screening tests and criminal history background checks. Only candidates who test negative for drugs and successfully pass the criminal history check are eligible for employment.

This letter does not constitute a guarantee of employment or benefits for any definite period, and you may terminate your employment at any time, with or without cause, and without any previous notice. We retain the same right to do so. However, if you are involuntarily terminated without cause within the first 24 months of employment, Intelligent Electronics agrees to pay an amount equal to your salary, payable on a bi-weekly basis, and subject to appropriate wage and tax regulations.

In addition, Intelligent Electronics requires your signature on the non-disclosure agreement as a condition of employment. You will be given these documents on your first day to review and sign.

I sincerely hope that you will accept employment with XL Connect and participate in this dynamic opportunity. If you should have any questions regarding the nature of this offer, please contact me.

Jack, please confirm your acceptance of this employment offer by signing where indicated below.


Sincerely,


/s/ Richard Ellenberger
- -------------------------
Rick Ellenberger                                  Agreed:  /s/ Jack Chidester
                                                         ----------------------

Dated:  3/15/96

February 14, 1996


Mr. Richard G. Ellenberger
1070 Vintage Club Drive
Duluth, GA 30136


I am pleased to set forth this offer of employment to you as Chief Executive Officer of IntelliCom Solutions, Inc. (ISI), an enterprise to be created through the merger of The Future Now's Professional Services Organization (PSO) and IntelliCom, Inc.

As we discussed, this officer is subject to approval by the Intelligent Electronics Board of Directors and its Compensation and Stock Option Committees Please note that to facilitate this approval, certain documentation relating to your current compensation plan and benefit package will be required as well as confirmation that you are not subject to any non-competition or similar restrictions.

In this capacity you will have complete responsibility for all the day to day operations and growth of ISI, including the development of the integrated or organization as well as responsibility for the marketing and financial requirements.

ISI's mission is to offer its customers a distinct competitive advantage in the communications-computer convergence industry. As we discussed, our goal is for this organization to capitalize on the established customer base and to enhance and expand its current PSO offerings which include applications services, enterprise consulting, internetworking, technology & deployment services, and distributed services.

As discussed, it is my intention to take on the responsibility of Chairman of the Board of ISI and therefore, you would report directly to me. In addition, you will also be appointed to the Board of Directors of ISI.

As an exempt, full time ISI employee, your salary will be at the rate of $13,461.54 bi-weekly, which approximates to $350,000 annually. Additionally, you will have the opportunity to earn up to an additional $250,000 per year upon specific criteria to be mutually agreed upon. Fifty percent of this bonus potential, or $125,000, will be guaranteed for the first six (6) months of employment. The company will provide you with a one million dollar life insurance policy and an executive car. You will receive all of the usual health and life insurance benefits and such other employee benefits, including the 401(k) plan, which are available to the company's employees, all in accordance with the company's current personnel policies and benefit guidelines, copies of which you have already received. We anticipate your date to be on or about March 1, 1996.

Your relocation will be covered in agreement with the terms set forth as follows:

    o IE/ISI has agreed to cover any loss in equity associated with the sale of your current residence at 1070 Vintage Club Drive, Duluth, GA. If your equity investment is impaired upon the sale of your house, IE/ISI will pay you the differential upon submission of proper documentation;

    o While we understand it is your intent to sell your home within 90 days, if this goal is not met, a relocation company will take possession of the property. In this instance, equity in your home will immediately transfer to you;

    o Until the time your family establishes full time residency in Pennsylvania, IE/ISI agrees to fund airfare for weekly visits for you from PA to GA;

    o While it will become necessary for Mrs. Ellenberger to travel to PA to search for residences, IE/ISI agrees to pay for her trips back and forth, as well as a trip for your children to establish local education enrollment requirements;

    o IE/ISI will accommodate expenses involved in your temporary living until September 1, 1996 or until you gain full-time residence, whichever is sooner. Your temporary living expenses will include rent and utilities.

In order to allow you to participate in the long term growth of the company and to further compensate you for the contribution to that growth, I will recommend that the stock option committee of the board grant you options for the purchase of 1,000,000 shares (3.3% of the fully-diluted ownership of the company before its IPO) at a price of 85% of the IPO price of the newly formed company, IntelliCom. These options will vest over four years (25% per year), the only restriction being that you may not sell for two years from the IPO.

Consistent with IE's policies, this letter does not constitute an employment agreement and you will be an employee-at-will. However, if the company should terminate your employment other than for cause, the following severance terms will apply:

                       Less than 12 months           12 months to 24 months
                       -------------------           ---------------------
Severance                   18 months                     12 months

In both scenarios you will retain your vested stock options, plus the next 25% installment.

I am confident that you will feel comfortable with the Intelligent Electronics "family". Rick, as I have mentioned on numerous occasions, I sincerely hope that you will accept employment with ISI and participate in this dynamic opportunity I am looking forward to a long and mutually beneficial association with you.

Please call me with any questions or execute this offer letter where indicated. If you so choose, you may call me at home to discuss any further concerns.


Sincerely,


/s/ Richard D. Sanford
- -------------------------------
Richard D. Sanford
Chairman of the Board and CEO



Agreed to by:   /s/ Richard Ellenberger              Date:
             -----------------------------                 ------------------

April 16,1996

Ms. Stephanie Cohen:


Dear Stephanie:

         I am pleased to offer employment to you as Chief Financial Officer and Executive Vice President of XL Connect, Inc. an enterprise to be created through the merger of The Future Now's Professional Services Organization (PSO) and Intellicom, Inc. In this capacity, you will report to the Chief Executive Officer of XL Connect.

         XLConnect's mission is to offer its customers a distinct competitive advantage in the communications-computer convergence industry. Our goal is for this organization to capitalize on the established customer base and to enhance and expand its current professional services offerings which include applications services, enterprise consulting, internetworking, technology & deployment services, and distributed computing.

         As an exempt, full time employee, your base salary will be at the rate of $6730.77 bi-weekly, effective April 1, 1996. Additionally, you will have the opportunity to earn up to an additional $75,000 per year based upon specific criteria to be mutually agreed upon. This bonus amount will be paid semiannually if you achieve the plan set forth by the CEO of XL Connect. In addition, you will be eligible to participate in Intelligent Electronics' optional life insurance program.

         Your compensation package will include our current standard benefit program, subject to eligibility requirements, any limitations as described in the plan description booklets, your payment of required premiums, and the plan being offered to all employees. Our benefit program currently includes medical, dental, vision, life and accidental death and dismemberment insurance; short and long term disability insurance; 401 (k) program; paid holiday, vacation, personal, and sick leave; tuition reimbursement; and employee purchase discounts. These benefits are subject to review, modification, or deletion at the discretion of the Company.

         In order to allow you to participate in the long term growth of the Company and to further compensate you for the contribution to that growth, I will recommend that the stock option committee of the board grant you options for the purchase of 250,000 shares at a price of 85% of the IPO price of the newly formed company. These options will vest over four years (25% per year), the only restriction being that you may not sell for two years from the IPO.

         Your acceptance of this offer is contingent upon your eligibility for lawful employment in the United States and your timely presentation of valid documentation to that effect. Your documentation must be present by the third day of employment. Upon employment you will be required to sign several agreements including, but not limited to,

Confidentiality, Code of Ethics, and Insider Trading Information. As a condition of employment, Intelligent Electronics requires your signature on these agreements within a reasonable period of time.

         Intelligent Electronics conducts drug screening tests and criminal history background checks. Only candidates who test negative for drugs and successfully pass the criminal history check are eligible for employment.

         This letter does not constitute a guarantee of employment or benefits for any definite period, and you may terminate your employment at any time, with or without cause, and without any previous notice. We retain the same right to do so. If you are terminated without cause, IE agrees to allow you to exercise your stock options in the newly formed company for a period of two years from the date of this letter.

         I sincerely hope that you will accept this employment offer to participate in this dynamic opportunity. If you should have any questions regarding the nature of this offer, please contact W. Evelyn Walker at
(610)458-6526.

         Please confirm your acceptance of this employment offer by signing where indicated below.


Sincerely,


/s/ Richard Ellenberger
- ---------------------------------
Richard Ellenberger


Agreed:   /s/ Stephanie Cohen
       --------------------------
Dated:    4/20/96
       --------------------------